UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 2, 2009

APAC Customer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	0-26786	36-2777140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2333 Waukegan Road, Suite 100, Bannockburn, Illinois		60015
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-374-4980

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 2, 2009, APAC Customer Services, Inc. (the "Company") issued a press release announcing that it had received a proposal from Tresar Holdings LLC ("Tresar") to acquire all of the outstanding shares of common stock of APAC other than those shares held by Theodore G. Schwartz, the Company’s founder and current Chairman of the Board, and certain related holders.

On February 5, 2009, the Company issued a press release announcing that it had formed a special committee of independent directors to review and evaluate the proposal from Tresar and any alternative proposals that may be received from other parties, and that the special committee had retained Credit Suisse Securities (USA) LLC as its financial advisor and Mayer Brown LLP as its legal advisor.

A copy of these press releases are being furnished as exhibits to this report.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release, dated February 2, 2009, of the Company.

99.2 Press Release, dated February 5, 2009, of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APAC Customer Services, Inc.

February 5, 2009	By:	/s/ Robert B. Nachwalter

Name: Robert B. Nachwalter
Title: SVP and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated February 2, 2009, of the Company.
99.2	Press Release, dated February 5, 2009, of the Company.